AGREEMENT OF SALE

      THIS AGREEMENT OF SALE is made this _____ day of ________________, 2006 (the "Effective Date"), between Net Lease Advisors, LLC, a New Jersey limited liability company having an address at 345 Old Short Hills Road, Short Hills, New Jersey 07078 ("Buyer") and Air Industries Machining Corp., a New York corporation, having an address at 1479 North Clinton Avenue, Bay Shore New York 11706 ("Seller").

      In consideration of the covenants and provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement, that certain tract or piece of land known as 1479-1480 N Clinton Avenue and 1460 N Fifth Avenue Bay Shore New York as more fully described by metes and bounds in the legal description attached hereto as Exhibit "A," being all of the property owned by Seller in that location, together with all right, title, and interest of Seller in and to any land lying in the bed of any highway, street, road, or piece of land and any easements and appurtenances pertaining thereto (including, without limitation, all easements, licenses and right, title and interest of Seller in and to adjacent streets, alleys and rights of way and all right, title and interest, if any, to any award for any taking by condemnation or by reason of a change of grade of any street or highway) (the "Real Property"), all the buildings and other improvements situate thereon, including all sign structures, fixtures and systems used in connection with the Real Property and all intangible property related to the Improvements and all warranties related to the Improvements (the "Improvements"), all personal property used in connection with operation and maintenance of the Improvements, but specifically excluding Seller's machinery, equipment and furnishings used in the operation of its business (the "Personal Property") and all of the Seller's right, title and interest in and to all surveys and similar items within Seller's possession and/or control, including but not limited to, zoning reports, concurrency exemption certificates, soil condition test reports,

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market appraisals, value appraisals, utility availability, access, approvals, permits, environmental reports, studies or audits and any related documentation, development orders, any easements or cross-easement agreements, impact fee agreements and information, water/sewer capacity reservation agreements, site plans, development rights, engineering plans and construction drawings and plans (collectively the "Reports"). The Real Property, the Improvements, the Personal Property and the Reports are collectively called the "Property".

2. Purchase Price. The purchase price for the Property is Six Million two hundred thousand and 00/100 Dollars ($6,200,000.00) (the "Purchase Price"), payable as follows:

      (a) a deposit of Fifty Thousand and 00/100 Dollars ($50,000.00) (the "Deposit") shall be due and payable on or before that date which is three (3) business days following the Effective Date; provided, however, that if the Deposit is not delivered to the Escrowee (as hereinafter defined) by that date which is five (5) business days following the Effective Date, then this Agreement shall automatically terminate and the parties hereto shall be relieved of all further obligations and liability to the other. The Deposit shall be held in escrow in accordance with the terms hereof, in an interest bearing account. Upon closing of title to the Property ("Closing"), all interest accrued on the Deposit shall be credited to Buyer. In the event that this Agreement is terminated for any reason other than a default by Buyer, all interest accrued on the Deposit shall be paid to Buyer. The Deposit shall be applied against the Purchase Price at Closing subject to the earlier termination of this Agreement as provided herein, in which event the Deposit may be refundable, pursuant to the terms and provisions hereof; and

      (b) the balance of the Purchase Price, in the amount of Six Million One hundred fifty Thousand and 00/100 Dollars ($6,150,000) shall be paid at Closing, subject to the prorations and adjustments set forth in this Agreement, by bank check, certified funds, or wire transfer to Seller's designated bank account on the date of Closing.

      (c) (i) The Deposit shall be drawn to the order of, delivered to and held by Seller's attorney ("Escrowee"), the Escrowee shall hold the proceeds thereof in escrow in a special bank account (or as otherwise agreed in writing by Seller, Buyer and Escrowee) until the Closing or sooner termination of this Agreement and shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee will hold such proceeds in an interest-bearing


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account, and any interest earned thereon shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties are shall be furnished to Escrowee upon request. At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of such amount, Escrowee shall give written notice to the other party of such demand. If Escrowee does not receive a written objection from the other party to the proposed payment within 5 business days after the giving of such notice, Escrowee is hereby authorized to make such payment. If Escrowee does receive such written objection within such 5 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by written instructions from the parties to this contract or a final judgment of a court. However, Escrowee shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the Supreme Court of the county in which the Land is located. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

      (ii) The parties acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrowee.

      (iii) Escrowee has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

      (iv) If Escrowee is Seller's attorney, Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Deposit or any other dispute between the parties whether or not Escrowee is in possession of the Deposit and continues to act as Escrowee.


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      (v) Escrowee may act or refrain from acting in respect of any matter referred to in this section 2(c) in full reliance upon and with the advice of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

3. Closing; Closing Date. The Closing shall be held on that date which is not more than forty-five (45) business days immediately following the expiration date of the Due Diligence Period as defined in Section 6 below (or on the next business day thereafter if such date is not a business day), or on such earlier date as Buyer shall designate by at least five
      (5) days' advance written notice to Seller (the "Closing Date"). The Closing shall take place at the office of the attorneys for the Seller at 3 Park Avenue, 16th Floor, New York, New York, or, upon reasonable prior written notice to the Seller, the offices of the Buyer's lender or its counsel, provided such offices are in the New York, or such other place as is agreed to by the parties. At Buyer's option, the Closing may be conducted by escrow, through the Title Company, or other escrow agent selected by Buyer.

4.    Condition of Title.

      (a) Within ten (10) days after the Effective Date (the date this Agreement has been executed by the last of Buyer and Seller), Seller, at its sole cost and expense, shall provide Buyer and Buyer's attorney with: (a) a current standard commitment to issue an owner's policy of title insurance (1992 ALTA Form B), (the "Title Commitment"), issued by the First American Title Company or other nationally recognized title insurance company licensed to conduct business in the State of New York (the "Title Company") and hard copies of all title exceptions; and (b) a current ALTA/ACSM Land


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            Title As-Built survey of the Property, which has been certified to
            Buyer and such other parties as Buyer may request. Title to the Property shall be good and marketable: (i) free and clear of all liens, restrictions, easements, encumbrances, claims or liens by contractors, subcontractors, mechanics and materialmen, leases, financing statements or other personal property liens or encumbrances and other title objections, other than those exceptions as set forth on the Title Commitment and approved by Buyer (the "Permitted Exceptions") and to the standard printed exceptions in an ALTA form of policy, and (ii) insurable as aforesaid at ordinary rates. Seller shall pay and discharge all liens at Closing or before Closing, at Seller's option; if Seller fails to do so, Buyer shall have the option, at its election, to pay and discharge such liens out of the Purchase Price.

      (b) If Buyer determines, in its sole and absolute discretion, prior to the expiration of the "Due Diligence Period" (as defined in Section 6(b) below), that there are defects to title such that title to the Property cannot be conveyed to Buyer at Closing in accordance with the requirements of this Agreement for a reason other than the existence of any lien which cannot be paid at Closing, Seller shall take reasonable action to cure the defect, and at Buyer's option, the Closing Date may be postponed for a reasonable time, not exceeding fifteen (15) days, to permit Seller to correct the title defect. If the title defect is of such a nature that it is not capable of being corrected within the fifteen (15) day cure period, then provided Seller shall have been proceeding diligently to effect a cure of the title defect, Seller shall have an additional time period of not exceeding fifteen (15) additional days, in which to complete its cure. If Seller fails or refuses to correct the title defect within the time periods set forth above, Buyer shall have the option: (i) of taking such title as Seller can convey without any abatement of the Purchase Price; or (ii) of terminating Buyer's obligations under this Agreement, in which event, the Deposit and all interest accrued on the Deposit shall be returned to Buyer and the parties shall have no further obligations to each other except those which by their terms shall specifically survive the termination of this Agreement. Survey issues raised by Buyer are to be treated pursuant to this paragraph 4(b) as if they are title defects.

5.    Seller's Representations, Covenants, Warranties and Indemnity.

      (a) Seller represents, warrants, and covenants to Buyer that the following statements are true and correct as follows as of the date of this Agreement, and will remain true and correct as of the Closing Date:


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      (i)   Seller has no knowledge of, and has received no notice from any governmental authority stipulating that any assessments or charges for any public improvements have been made against the Property which remain unpaid, no improvements to the Property or any roads or facilities abutting the Property have been made or ordered for which a lien, assessment, or charge can be filed or made and Seller has no knowledge of, and has received no notice of any plans for improvements by any governmental or quasi-governmental authority which might result in a special assessment against the Property.

      (ii) Seller is not a party to any management, employment, service, equipment, supply, maintenance, water, sewer, or other utility or concession agreements escrows or bonds with respect to or affecting the Property (collectively, "Service Contracts") which will burden the Property or be binding upon Buyer after Closing in any manner whatsoever, except for instruments of record and those agreements set forth on Exhibit "B". At Closing, Seller shall to Buyer assign to Buyer those Service Contracts which Buyer has elected to continue.


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

      (iii) Seller is a duly existing corporation incorporated and in good standing in the State of New York, the Guarantor is a duly existing corporation incorporated and in good standing in State of Delaware, and is qualified to do business and in good standing in the State of New York. Seller has the power and authority to enter in this Agreement and to consummate the transactions herein contemplated and Guarantor has the power and authority to enter into the Guarantee. This Agreement and all documents executed by Seller or Guarantor, as applicable, which are to be delivered to Buyer at Closing: (A) are duly authorized, executed and delivered by Seller or Guarantor, as applicable and are enforceable in accordance with their terms; (B) are the legal, valid and binding obligations of Seller or Guarantor, as applicable. Neither Seller nor Guarantor is bankrupt or insolvent and no bankruptcy, insolvency or reorganization proceeding is contemplated by Seller or Guarantor.

      (iv) Seller is not a "foreign person" as contemplated by Section 1445 of the Internal Revenue Code.

      (v) No brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation, or other entity with respect to or on account of any leases or occupancy agreements affecting the Property or any extensions or renewals thereof, if any.

      (vi) There are no tenants, licensees or other occupants of the Property except for Seller, and no party has any right or option to acquire or lease the Property or any portion thereof.

      (vii) Neither the execution and delivery of this Agreement, or any documents required in connection with the Closing, nor compliance with the terms and conditions of this Agreement by Seller, nor the consummation of the Sale, constitutes or will constitute a violation or breach of the Articles of Incorporation or By-Laws of Seller, or of any agreement or other instrument to which Seller is a party, to which it is subject or by which it is bound.


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

      (viii) To Seller's knowledge the present use of the Property is in compliance with applicable zoning classifications. Neither Seller nor the Property is in violation of: (a) any law, statute, code, regulation of any governmental agency or authority applicable to the Property; or (b) any building or occupancy permit; or (c) any condition, easement, right-of-way, covenant, agreement or restriction of record applicable to the Property, including without limitation any applicable building, land use or environmental laws.

      (ix) There is no pending or, to the best of Seller's knowledge, threatened condemnation of any portion of the Property or other enforcement action brought or threatened by any governmental agency or official for violation in of any laws, rules, regulations or ordinances to which the Property is subject.

      (x) No litigation is presently pending with respect to the Property, nor to the best of the Seller's knowledge has any litigation been filed, or threatened in writing, affecting the Seller's ability to consummate the transaction contemplated by this Agreement.

      (xi) Seller holds fee simple title to and is the sole owner of the Property.

      (xii) Except as expressly set forth in the environmental reports provided to Buyer as attached hereto as Exhibit "C" (the "Environmental Report") and subject to subparagraph (xiii) below, (i) the Seller is in compliance with all applicable Environmental Laws; (ii) the Seller has not transported from, stored or disposed of any Hazardous Materials from or upon the Premises in contravention of applicable Environmental Laws; (iii) there has not occurred, nor is there presently occurring, a Release of any Hazardous Materials on, into or beneath the surface of the Property except in compliance with applicable Environmental Laws; (iv) the Seller has not transported or disposed of, or allowed or arranged for any third parties to transport or dispose of, any Hazardous Material to or at a site which, pursuant to CERCLA, has been placed on the National Priorities List; (v) the Seller has not received written notice that it is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under RCRA; and
            (vi) the Seller has not undertaken (or been requested to undertake) any response or remedial actions at the request of any federal, state or local governmental entity;


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

      (xiii) In connection with complying with the recommendations contained in the Phase I Environmental Site Assessment, dated October 12, 2005 (the "Phase I"), (1) Seller represents and warrants that (A) the storm drains located on the Real Property have been drained and cleaned, and, if required by Buyer's lender, such storm drains shall be tested by Seller at Seller's sole cost, (B) the two 1,000-gallon fuel oil storage tanks located at 1480 North Clinton Avenue have been registered and tested for tightness, the results of which are to be made available to Buyer by June 12, 2006, however, if it is determined the tightness test has not been complete, Seller shall conduct the tightness test and provide Buyer the results of which by June 12, 2006, and (C) the 3,000-gallon underground storage tank located at 1479 North Clinton Avenue has been removed in accordance with applicable regulations; and (2) Seller covenants that (V) Seller shall clean the area around the storm drains located on the Real Property prior to recertification of the Phase I, or any additional Phase I Environmental Site Assessment being conducted on Real Property by Buyer, (W) Seller shall place all drums located in or on the Real Property on spill pallets prior to recertification of the Phase I, or any additional Phase I Environmental Site Assessment being conducted on Real Property by Buyer, (X) Seller shall clean the floors of all the buildings located on the Real Property, using a spill absorbent material, prior to recertification of the Phase I, or any additional Phase I Environmental Site Assessment being conducted on the Real Property by Buyer, (Y) Seller shall clean up the area of the Real Property where salvageable metal pieces are stored prior to recertification of the Phase I, or any additional Phase I Environmental Site Assessment being conducted on Real Property by Buyer, and (Z) Seller shall undertake to renew the permit for the 1100-gallon drum storage unit located at 1479 North Clinton Avenue.

For purposes of this Agreement:

      "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, codes, regulations, ordinances, rules, judgments, injunctions, orders, decrees, permits, franchises or licenses relating to pollution, hazardous substances, hazardous wastes, petroleum or otherwise relating to protection of the environment, natural resources or human health, including but not limited to: the Clean Air Act; Clean Water Act; Resource Conservation and Recovery Act ("RCRA"); Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"); Emergency Planning and Community Right-to-Know Act; Federal Insecticide, Fungicide and Rodenticide Act; Safe


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

Drinking Water Act; Toxic Substances Control Act; Hazardous Materials Transportation Act; Occupational Safety and Health Act; and Endangered Species Act of 1973, each as amended.

      "Hazardous Materials" means any substance in amounts and concentrations that: (i) require reporting, investigation, removal or remediation under any Environmental Law; (ii) are regulated as a "hazardous waste," "hazardous substance" or "pollutant" or "contaminant" under any Environmental Law; (iii) cause a nuisance, trespass or other tortious condition or poses a hazard to the health or safety of persons; or (iv) contain gasoline, diesel fuel or other petroleum fuels, PCBs, asbestos or urea formaldehyde foam insulation.

      "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment of any Hazardous Material (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material).

            (xiv) There are no tax abatements or exemptions affecting the Property.

            (xv) During the period of Seller's ownership of the Property: (A) none of the Property has been excavated by Seller; (B) no landfill was deposited on, or taken from, the Property by Seller; and (C) no construction debris or other debris (including, without limitation, rocks, stumps, or concrete) was buried upon any of the Property and to Seller's best knowledge known of the foregoing occurred prior to Seller's taking title to the Property.

            (xvi) A permanent unconditional certificate of occupancy for the improvements has been issued by the appropriate governmental authority and is in full force and effect.

            (xvii) The Property has direct and continuous ingress and egress to and from a dedicated county road and there is no action, pending or threatened that would impair or curtail such ingress or egress


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

      The representations and warranties of Seller contained in this Section 5 shall survive Closing and the delivery of the deed.

      (b) Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, actions, judgments, liabilities, suits, liens, damages, penalties, fines, costs and reasonable attorneys' fees (whether or not a suit is commenced and including any appeal), foreseen or unforeseen, asserted against, imposed on or suffered or incurred by Buyer (or the Property) directly or indirectly arising out of or in connection with any breach of the warranties, representations and covenants set forth in this Section 5 made as of the date of this Agreement. The warranties and representations set forth in this Section 5 shall be deemed remade as of Closing and updated if necessary, and all of such warranties and representations, as so remade and updated, and the indemnity obligation set forth in this Section 5 shall survive Closing and the delivery of the deed. In the event any of Seller's warranties and representations are prior to Closing known to be inaccurate in a circumstance that is material and adverse to Buyer and not otherwise permitted herein, and if Buyer shall be unwilling to waive same and close this transaction without abatement of the Purchase Price or allowance of any kind, Buyer's sole remedy shall be to terminate this Agreement by giving written notice thereof to Seller, and thereupon the Deposit (and all interest accrued thereon) shall be refunded to Buyer and neither party shall have any further rights or obligations hereunder, except for those rights and obligations which by their terms specifically survive the termination of this Agreement.

      Except as set forth in Section 5(a) hereof Seller has not made and does not make any representations or warranties as to the physical condition, rents, leases, income, expenses, zoning or legality of occupancy of the Property, stays of title or any other matter or thing affecting or relating to the Property and Buyer acknowledges that no such representations and warranties have been made and Buyer further agrees to take the property "as is" in its present physical condition subject to reasonable wear and tear and normal depreciation between the date hereof and the Closing date. Seller shall not be liable or bound in any way for any verbal or written statements, representations or information pertaining to the property furnished by any real estate broker or agent thereof or employee of Seller or any other person. All prior and contemporaneous representations, statements, understanding and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.


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

6. Conditions of Buyer's Obligations. The obligation of Buyer under this Agreement to purchase the Property from Seller is contingent upon and subject to the satisfaction at Closing of each of the following conditions (any one of which my be waived in whole or in part by Buyer at or prior to Closing):

      (a) All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of the date of this Agreement and as of the Closing Date in all respects as though such representations and warranties were made at and as of the Closing Date, and Seller shall have timely performed, observed, and complied with all covenants, agreements, and conditions required by this Agreement to be performed on its part prior to or as of Closing.

      (b) Buyer shall have a period from the Effective Date through the date that is thirty (30) business days thereafter (the "Due Diligence Period") to conduct due diligence investigations and analysis of the Property and all information pertaining to the Property. Seller shall permit Buyer and its representatives to have access to the Property during regular business hours in order to conduct its due diligence investigations, subject to the notice requirement set forth in subparagraph (iii) below.

            (i) Buyer shall have the right, but not the obligation, to perform any and all inspections, investigations and tests deemed appropriate by Buyer in its sole discretion including, but limited to of the following:

                  (A) Inspect all physical aspects of the Property, including without limitation, all operating systems, structural components and related service contracts, building approvals, plans and specifications and all occupancy certificates and permits;


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

                  (B) Investigate all zoning, code and governmental requirements;

                  (C) Review existing environmental reports and studies in Seller's possession or control;

                  (D) Review preliminary title reports and surveys;

                  (E) Review the financial statements of Seller and of Gales Industries Incorporated, a Delaware corporation ("Guarantor"), which is to guarantee all of Seller's obligations as tenant pursuant to the Lease (as hereinafter defined).

                  (F) Review of all agreements relating to the use, operation and occupancy of the Property, including, without limitation, financial and operating statements, leases, occupancy agreements, equipment or other rental agreements, maintenance agreements, service agreements and any and all other contracts with third parties.

            (ii) If Buyer, in its sole and absolute discretion, determines that the Property is unsuitable for purchase for any reason whatsoever, and Buyer notifies Seller and Title Company of Buyer's election to terminate before 5:00 p.m. on the last day of the Due Diligence Period, this Agreement thereupon shall become void, the Deposit shall be returned to Buyer forthwith with interest and there shall be no further obligation or liability on either of the parties hereto. Upon receipt of notice of termination under this subparagraph, Title Company shall immediately deliver the Deposit and accrued interest to Buyer.

            (iii) Buyer shall notify Seller twenty-four (24) hours in advance of any time that it intends to be on site conducting its due diligence investigations and shall restore the Property to its original condition at the conclusion of the Due Diligence Period. Buyer shall endeavor to conduct its due diligence investigations in a matter that does not unreasonably disrupt the business operations of Seller at the Property.

            (iv) Prior to any contractor retained by Buyer or such contractor's representatives entering upon the Property, Buyer shall deliver, or cause its contractors to deliver, a public liability policy naming Seller as a named insured with a combined single limit in case of death or injury or property damage of not less than $3,000,000. Buyer shall keep the property free and clear and any and all liens and will indemnify, defend and hold Seller harmless from any and all claims and liabilities asserted against Seller as a result of any inspections, investigations, and entry by Buyer, its agents, employees or representatives. If any inspection or test disturbs the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. The obligations of Buyer under this section shall survive the termination of this Agreement.

      (c) Within five (5) days of the Effective Date, Seller shall deliver to Buyer any and all of the following materials:

            (i) The most recent survey of the Property (the "Survey") prepared by a registered and licensed surveyor;

            (ii) Copies of the floor plans of all buildings on the Property, together with copies of all other plans and specifications of the Property and the Improvements and any appraisals of the Property or any portion thereof, to the extent that such plans and specifications are in Seller's possession;

            (iii) Copies of all Service Contracts;

            (iv) Copies of all environmental, engineering, soil, hydrology and other reports in Seller's possession or under Seller's control with respect to the Property;


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

            (v) Copies of the latest title policy with respect to the Property;

            (vi) Certified financial statements of (A) the Seller for the three
            (3) years prior to the Effective Date and (B) the Guarantor for the one year prior to the Effective Date;

            (vii) Copies of all tax bills relating to the Property;

            (viii) Copies of all permits and approvals relating to the Property, including, without limitation, all zoning approvals, building or construction permits and certificates of occupancy.

            (ix) all Reports and any other agreement(s) directly or indirectly affecting or impacting the Premises and any and all other documents or correspondence that impact or affect the Premises, the value of the Premises or the business being conducted on the Premises

      (d) At Closing, Seller shall deliver to Buyer duly executed originals of the following:

            (i) A bargain and sale deed in the usual and customary form with covenant's against grantor's act duly executed and acknowledged by Seller and in proper form for recording (the "Deed").

            (ii) Originals of the following instruments (or copies if originals are unavailable), all certified by Seller as true and correct to the best knowledge of Seller:

                  (A) Each bill of current real estate taxes, sewer charges and assessments, water charges, and other utilities, together with proof of payment thereof (to the extent same have been paid);

                  (B) All assigned guaranties and warranties relating to the improvements and equipment therein, if any; and

                  (C) All documents listed in Section 6(c) above.

            (iii) An assignment of all Service Contracts which Buyer has elected to assume and a termination of any Service Contracts Buyer has not elected to assume.

            (v) An affidavit of title in favor of Buyer and the Title Company in the form customarily used by the Title Company.

            (vi) The original Lease, and the original Lease Guaranty (as defined in Section 16 below)

            (vii) An estoppel certificate from Seller, as tenant pursuant to the Lease, dated not more than fifteen (15) days prior to the Closing Date and in form and substance acceptable to the Buyer and its Lender, if any and an estoppel certificate from Guarantor relative to the Guarantee in form and substance acceptable to Buyer and its Lender, if any.

            viii Such other documents as reasonably may be required by the Buyer, its counsel or the Title Company in order to consummate this transaction accordance with this Agreement, including, without limitation, all necessary corporate authorizations, approvals and resolutions, and a certificate confirming that Seller is not a foreign person or entity that would be subject to withholding.

            ix    a closing statement
            x     Satisfactions of any and all liens, encumbrances and other conditions to be satisfied and extinguished upon Closing and any necessary corrective title instruments;

            xi A sworn affidavit of Seller authorizing the sale of the Property, an incumbency certificate and a certificate stating that all representations contained herein were true and correct when made and are true, correct and restated as of the time of Closing and that each representation and warranty shall survive the Closing and the purchase and sale transaction contemplated in this Agreement and a sworn affidavit from Guarantor authorizing the execution of the Lease Guaranty;

            xii there shall not have been any adverse change in environmental condition, physical condition or title of the Property, no event or condition shall have occurred which has or might reasonably have a material adverse effect on the Property and the Property shall be free of any hazardous substances

            (e) (i) Seller will have paid, prior to the Closing Date, all taxes and assessments for commenced or completed improvements, including assessments payable in installments, which are to become due and payable, or a lien upon the Property, except for taxes for the current year, which shall be prorated in accordance with this Agreement. No special assessments have been levied against the Property. No work has been performed at the Property or is in progress, and no materials have been furnished to the Property other than ordinary and usual maintenance and repair work. If any lien for any such work is filed before or after Closing, Seller shall promptly discharge the same.

                  (ii) Seller will not further sell, encumber, convey, assign or contract to sell, convey, assign or pledge, all or any part of the Property, nor restrict the use of all or any part of the Property, nor take or cause to be taken any action in conflict with this Agreement at any time between the date of this Agreement and: (A) Closing, or (B) the earlier termination of this Agreement pursuant to its terms.

                  (iii) During the period between the Effective Date and the
            Closing Date, Seller shall: (A) comply with all applicable governmental laws, codes and requirements (including, without limitation, Environmental Laws) and the terms and conditions of all agreements affecting the Property; (B) continue to operate, maintain, use and repair the Property in a manner consistent with Seller's current practices, including, without limitation, maintaining all insurance coverage as now currently exists and/or may be required by the terms of any mortgages affecting the Property; (C) promptly inform Buyer in writing of any event adversely affecting the ownership, use, occupancy operation or management of the Property; (D) not enter into any new or amend any existing service agreements or maintenance agreements or other agreements affecting the Property that would be binding upon Buyer following Closing, unless Buyer has specifically consented in writing to same; and (E) not create any manner of lien or encumbrance upon the Property, without the express prior written consent of Buyer which consent may be withheld at Buyer's sole discretion.

                  (iv) Buyer shall have received from a Title Company an ALTA
            Owner's fee policy of title insurance for the Property, or in the alternative an irrevocable commitment for the issuance thereof, insuring title to the Property in the name of Buyer and in an amount not less than the Purchase Price. The policy shall be consistent with the Title Commitment referred to above, subject only to the Permitted Exceptions set forth on Exhibit B and to the standard printed exceptions in an ALTA form of policy. and which shall include such endorsements as Buyer shall request

                  (v) The Property shall be free of any and all municipal and other liens and there shall be no open permits effecting the Property;

                  (vi) There shall not have been any material adverse change in environmental condition, physical condition or title of the

            Property, no event or condition shall have occurred which has or might reasonably have a material adverse effect on the Property and the Property shall be free of any hazardous substances.

            (f) Seller and Buyer shall enter into the Lease (as defined in Section 16 below).

            (g) As of the Closing Date, there shall exist no pending action, lawsuit or proceeding with respect to Seller, Guarantor or the Property before any court, administrative agency or tribunal which seeks to restrain or prohibit the consummation of the sale of the Property as contemplated by this Agreement.

            (h) Notwithstanding anything contained in this Agreement to the contrary, Buyer, in its sole and absolute discretion, shall have the right to terminate this Agreement after the expiration of the Due Diligence Period and receive the return of the Deposit (plus all accrued interest) (i) if there occurs any change or alteration in the environmental condition of the Property that occurs after the expiration of the Due Diligence Period and is not a result of the direct actions of Buyer or (ii) if there is a material adverse change in the financial condition of the Guarantor.

7. Possession. Possession of the Property shall be given to Buyer at Closing unoccupied and free of any liens, subject only to the tenancy with the Seller pursuant to the Lease, as more particularly set forth and described in Section 16 below.

8.    Apportionments.

            (a) Real estate taxes, assessments, utilities, operating expenses, and other apportionable income and expenses are not to be pro-rated inasmuch as these shall be the responsibility of Seller as Tenant under the Lease .

            (b) All real property transfer taxes, stamp fees and taxes, and escrow fees, if any, imposed on or in connection with this transaction shall be paid by Seller. All other costs of closing shall be paid for by either Buyer or Seller, according to the customary practices for commercial real estate closings in the Bay Shore, New York area.

            (c) Seller shall pay all rollback taxes pertaining to the Property, if any.

            (d)   Each party shall pay for the fees of its own attorneys.

9. Condemnation. Seller covenants and warrants that Seller has not received any notice of any pending or threatened condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Property. If prior to Closing any such proceeding is commenced or any change is made, or proposed to be made, to the current means of ingress and egress to the Property or the roads or driveways adjoining the Property, or to change such ingress or egress or to change the grade thereof, Seller agrees immediately to notify Buyer thereof. Buyer then shall have the right, at Buyer's option, to terminate this Agreement by giving written notice to Seller within thirty (30) days after receipt of such notice. If Buyer does not so terminate this Agreement, Buyer shall proceed to Closing pursuant to this Agreement as if no such proceeding had commenced and will pay Seller the full Purchase Price in accordance with this Agreement. Seller shall assign to Buyer all of its right, title, and interest in and to any compensation for such condemnation. As long as Buyer has elected to proceed with the Agreement and pay the full Purchase Price for the Property, Seller shall not negotiate or settle any claims for compensation prior to Closing, and Buyer shall have the sole right (in the name of Buyer or Seller or both) to negotiate for, to agree to, and to contest all offers and awards.

10. Default by Buyer. If Buyer, without the right to do so and in default of its obligation hereunder, fails to complete Closing, the Deposit and all accrued interest shall be paid to Seller. Such payment of the Deposit and all accrued interest to Seller shall be deemed to be liquidated damages for Buyer's default. Seller hereby waives any right to pursue any other remedy permitted at Law or in equity against Buyer.

11. Default by Seller. If Seller, without the right to do so and in default of its obligations hereunder, fails to complete Closing, the Deposit and all accrued interest shall be returned to Buyer, and Seller shall reimburse Buyer for all of Buyer's reasonable costs incurred in connection with this transaction, including, without limitation, costs of title and survey, costs of inspections and environmental reviews, cost of Buyer's consultants and attorneys, up to a maximum of $25,000. In addition, Buyer may exercise any remedies available to it at law or in equity, including, but not limited to, specific performance.

12. Risk of Loss. Seller shall bear the risk of all loss or damage to the Property from all causes, other than the willful acts or negligence of Buyer, its agents, contractors, and/or representatives, until Closing. If the Property or any part thereof is damaged by fire or other casualty prior to Closing which would cost in excess of $50,000.00 to repair (as determined by an insurance adjuster selected by the insurance carriers), Seller shall promptly notify Buyer thereof and Buyer, at its option, may terminate this Agreement by written notice to Seller given on or before the earlier of: (i) twenty (20) days following the date that Buyer receives notice of such casualty; or (ii) the Closing Date (provided, however, that in the event that Buyer has less than twenty (20) days in which to respond, the Closing Date shall be adjourned to the extent necessary in order to provide Buyer with a twenty (20) day response period). In the event of such termination, this Agreement shall be of no further force and effect and, except for those obligations which by their terms shall survive the termination of this Agreement, neither party shall thereafter have any further obligation under this Agreement, and Seller shall promptly return the Deposit and all accrued interest to Buyer. If Buyer does not elect to terminate this Agreement or the cost of repair is determined by the selected adjusters to be less than $50,000.00, then the Closing shall take place as herein provided without abatement of the Purchase Price, and Seller shall assign and transfer to Buyer at the Closing, without warranty or recourse, all of Seller's right, title and interest to the insurance proceeds paid or payable to Seller on account of such fire or casualty. Seller shall pay or credit to Buyer the amount of the deductible of any of Seller's applicable insurance policies.

13. Brokerage. Buyer represents and warrants to Seller and Seller represents and warrants to Buyer that each dealt with no broker, agent, finder, or other intermediary in connection with this sale and purchase other than George Tsunis Real Estate Inc. Seller shall be solely responsible for all commissions due to Broker pursuant to a separate agreement, and such commissions shall be payable out of Seller's closing proceeds if and when Closing takes place. Seller agrees to pay any other real estate broker or other intermediary claiming a commission in connection with this sale and purchase or the Lease, and Buyer shall have no liability or obligation in connection therewith. Seller agrees to indemnify, defend, and hold Buyer harmless from and against the claims of any and all brokers and other intermediaries claiming a commission in connection with this sale and the leaseback of the property pursuant to the Lease. These covenants and indemnities shall survive the Closing and the delivery of the Deed or the sooner termination of this Agreement.

14. Notices. All notices, requests, and other communications under this Agreement shall be in writing and shall be delivered: (i) in person; (ii) by registered or certified mail, return receipt requested; (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express); or (iv) by facsimile, with the original to follow as provided in (ii) or (iii) above, addressed as follows or at such other address of which Seller or Buyer shall have given notice as herein provided:

         If intended for Seller:
                  Air Industries Machining, Corp.
                  1479 North Clinton Avenue
                  Bay Shore, New York 11716

                  Attention: Michael A. Gales, Executive Chairman

         With a copy to:
                  Eaton & Van Winkle LLP
                  3 Park Avenue, 16th Floor,
                  New York, New York 10016
                  Attn: Vincent J. McGill, Esq.

         If intended for Buyer:
                  Net Lease Advisors, LLC
                  345 Old Short Hills Road
                  Short Hills, New Jersey   07078
                  Attn:  Peter Weisman
                  Pw1955@aol.com

         And to:           Single-Tenant Financial Corp
                           11730 Berry Drive
                           Cooper City, FL 33026
                           Att:  David Piasecki
                           drpinvestco@aol.com

      All such notices, requests, and other communications shall be deemed to have been sufficiently given for all purposes hereof one (1) day after overnight delivery and three (3) days after deposit of the notice in the U.S. mail. Notices by the parties may be given on their behalf by their respective attorneys.

15. Further Assurance. After Closing, at Buyer's sole cost and expense, Seller shall execute, acknowledge, and deliver, for no further consideration, all reasonable forms of assignments, transfers, deeds, and other documents as Buyer may reasonably request to vest in Buyer and perfect Buyer's right, title, and interest in and to the Property.

16. Lease Execution. The parties acknowledge and agree that as a condition to their respective obligations hereunder, Buyer shall lease to Seller, and Seller shall lease as tenant, from Buyer, effective the Closing, the entire Property and improvements located thereon pursuant to the terms and provisions of that certain lease agreement which shall be substantially in the form attached hereto and made a part hereof as Exhibit "D" (the "Lease"). At Closing, Buyer and Seller shall fully execute and deliver to the other, the Lease, as same may have been amended, in a mutually agreeable form, and such delivery shall be a material obligation of Buyer and Seller under this Agreement. All of Seller's obligations as tenant pursuant to the Lease shall be unconditionally guaranteed by the Guarantor pursuant to the terms and provisions of a guaranty agreement, which shall be substantially in the form attached hereto and made a part hereof as Exhibit "E" (the "Lease Guaranty").

17.   Miscellaneous.

      (a) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

      (b) Buyer shall have the right to assign this Agreement without Seller's consent. The assignee shall sign an assignment and assumption of this Agreement, by which the assignee agrees to undertake all of Buyer's obligations pursuant to this Agreement. Buyer shall provide written notice of such assignment to Seller, and Seller agrees to convey the Property directly to Buyer's assignee. Time is of the essence with respect to this Agreement.

      (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executor, administrators, legal representatives, successors, and assigns.

      (d) This Agreement, including the exhibits attached hereto, contains the whole agreement as to the Property between Seller and Buyer, and there are no other terms, obligations, covenants, representations, statements, or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase, except for the Lease, upon the execution of same. This Agreement shall not be altered, amended, changed, or modified except in writing executed by the parties hereto.

      (e) This Agreement shall be construed in accordance with the laws of the State of New York.

      (f) All of the parties hereto are experienced and sophisticated in business and understand the terms and conditions set forth herein. Each of the parties hereto has sought or has knowingly waived its opportunity to seek the advice of independent legal counsel prior to entering into this Agreement. Should any provision of this Agreement require judicial interpretation, it is agreed the Court interpreting or construing such provision shall not apply any presumption that the terms hereof shall be more strictly construed against one party by reason of any rule of construction which might otherwise require or permit this document to be construed more strictly against the party who itself or through its agents prepared this document.

      (g) In the event of termination of this Agreement by either party for any reason, then, upon the return of the Deposit to Buyer, plus all interest accrued thereon, this Agreement shall terminate and the parties shall have no further rights or obligations with respect to the other, except for those provisions of this Agreement which, by their terms, specifically survive the Closing or sooner termination of this Agreement.

      (h) Neither this Agreement nor any provision may be changed, waived, discharged or terminated orally, but only by a written agreement signed by both Buyer and Seller.

      (i) The waiver by any party of any breach or default by any other party under any of the terms of this Agreement, shall not be deemed to be, nor shall the same constitute, a waiver of any subsequent breach or default in the part of any party. This Agreement shall be construed and enforced under the laws of the state of Florida. Whenever a date specified herein shall fall on a Saturday, Sunday or legal holiday, the date shall be extended to the next succeeding business day.

      (j) Any dispute that may arise relative to this Agreement shall be resolved by submitting the same to binding Arbitration to be conducted under the authority of the American Arbitration Association, the parties agreeing to submit jurisdiction of such dispute(s) to such body pursuant to its rules and regulations. The prevailing party in any proceeding shall be entitled to recover from the other party, in addition to any damages or other relief granted as a result of such proceeding, all costs and expenses of such proceeding and reasonable attorneys' fees as fixed by the Arbitrator(s). A single member panel shall be employed and the venue for any Arbitration shall be New York.

18. Exhibits. The following exhibits are attached to and made a part of this
Agreement:

Exhibit "A" - Metes and Bounds Description of the Property
Exhibit "B" - List of Service Contracts
Exhibit "C" - Environmental Matters
Exhibit "D" - Form of Lease
Exhibit "E" - Form of Lease Guaranty

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed, under seal, as of the day and year first written above.

WITNESS/ATTEST:                          SELLER:

                                         Air Industries Machining, Corp.
                                         A New York Corporation

                                         By:
------------------------------               -----------------------------------
                                             Name
                                                  ------------------------------
                                             Title:
                                                    ----------------------------

                                         BUYER:

                                         NET LEASE ADVISORS, LLC
                                         A New Jersey Limited Liability Company

                                         By:
------------------------------               -----------------------------------
                                             Name:  Peter Weisman
                                             Title: Managing Member

ESCROW RECEIVED AND CONDITIONS OF
ESCROW ACCEPTED:

EATON & VAN WINKLE LLP, AS ESCROW AGENT



--------------------------------